Exhibit 99.1

Date: August 4, 2010	Media Contact:
Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contact:
Dennis Puma 732-938-1229 dpuma@njresources.com
NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE
WALL, NJ — New Jersey Resources (NYSE:NJR) today reported earnings for the third quarter and first nine months of fiscal 2010 and reaffirmed its net financial earnings guidance.
A reconciliation of NJR’s net income to net financial earnings for the three and nine months ended June 30 in fiscal years 2010 and 2009 is provided below:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2010	2009	2010	2009
Net (loss) income	($10,177)	($14,155)	$115,942	$46,105
Add:
Unrealized loss on derivative instruments and related transactions, net of taxes	15,886	6,981	3,936	39,557
Effects of economic hedging related to natural gas, net of taxes	5,878	8,420	(16,867)	20,490

Net financial earnings	$11,587	$1,246	$103,011	$106,152

Weighted Average Shares Outstanding
Basic	41,239	42,049	41,424	42,175
Diluted	41,239	42,049	41,703	42,547

Basic earnings per share	($0.25)	($0.34)	$2.80	$1.09

Basic net financial earnings per share	$0.28	$0.03	$2.49	$2.52

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”
•	Third-Quarter Net Financial Earnings Increase
Third-quarter net financial earnings for fiscal 2010 were $11.6 million, or $.28 per share, an increase over quarterly net financial earnings of $1.2 million, or $.03 per share, during the same three-month period last fiscal year. Year-to-date net financial earnings at NJR were $103 million, or $2.49 per share, compared with $106 million, or $2.52 per share, during the same period last year. Improved third-quarter net financial earnings compared with the same period in the prior fiscal year were driven by higher results at New Jersey Natural Gas (NJNG), Midstream Assets and NJR Energy Services (NJRES).
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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

“We are pleased to report that all three of our business segments generated improved results this quarter, enabling us to reaffirm our earnings guidance for fiscal 2010,” said Laurence M. Downes, chairman and CEO of NJR. “Our shareowners rely on us to provide consistent results and thanks to the dedication and commitment to excellence of our employees, who are the driving force behind our performance, we remain on track for another year of increased net financial earnings.”
Subject to the factors discussed at the end of this release under “Forward-Looking Statements” and due to strong third-quarter results, NJR is reaffirming its fiscal 2010 net financial earnings guidance in a range of $2.45 to $2.55 per basic share. Overall, NJR expects New Jersey Natural Gas (NJNG) to be the major contributor to fiscal 2010 net financial earnings, accounting for 60 to 70 percent of the total. In addition, NJR estimates that the contribution from NJRES will be approximately 15 to 25 percent and Midstream Assets will be approximately 5 to 10 percent of total fiscal 2010 net financial earnings.
•	New Jersey Natural Gas Earnings Remain Strong
Net income in the third quarter of fiscal 2010 at NJNG increased to $6.1 million, compared with $4.1 million in the same period last year. Fiscal 2010 year-to-date net income increased nearly 2 percent to $70.1 million, compared with $68.8 million during the same period last year.
The increase is due in part to steady customer growth. During the first nine months of fiscal 2010, NJNG has added 3,938 new customers and an additional 441 existing customers converted to natural gas heat and other services. This growth is expected to contribute approximately $2 million to annual utility gross margin.
Additionally, results at the utility have been bolstered by the impact of several regulatory initiatives. The Accelerated Infrastructure Program (AIP) enables NJNG to recognize its cost of financing 14 capital projects based on its authorized weighted average cost of capital of 7.76 percent. Through June 30, 2010, NJNG has incurred capital costs of $21.4 million through the AIP and total capital investment over the life of the program is expected to be $70.8 million.
NJNG’s energy-efficiency program, known as The SAVEGREEN Project™, is also contributing towards the utility’s results. Spending during fiscal 2010 has totaled $7.4 million, on which NJNG recognizes the same cost of capital referenced above through an energy-efficiency rider on customer bills. Incentives through SAVEGREEN complement those available from New Jersey’s Clean Energy Program. To date, more than $3 million has been paid to customers through rebates and special financial offers. Additionally, nearly 3,000 customers have received comprehensive home energy audits to identify energy-saving opportunities in their homes in accordance with NJNG’s “whole-house” approach to energy efficiency and conservation.
NJNG’s positive results in the third quarter of fiscal 2010 were also due in part to lower operation and maintenance expenses due primarily to a decrease in bad debt expense and costs associated with system maintenance.
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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

In March, NJNG submitted a filing to the New Jersey Board of Public Utilities (BPU) seeking approval to expand and enhance its energy-efficiency program as well as offer renewable energy technologies to residential and commercial customers. The filing is currently in the discovery phase and NJNG is working collaboratively with regulators to resolve the matter by October 1, 2010.
•	Solar Projects Expected to Add to Company’s Growth
Two new initiatives have put NJR into the electricity business and are expected to contribute to growth over the coming years. NJR Clean Energy Ventures (NJRCEV), a subsidiary formed to identify opportunities in the renewable energy market and invest in commercial roof-top and ground-mounted solar systems, recently announced its first two agreements with Adler Development in central New Jersey and CertainTeed in Berlin, NJ. The cost of the projects is expected to be approximately $22 million and have been developed with the technical expertise of United Solar, a leading global manufacturer of UNI-SOLAR® brand light-weight, flexible, thin-film, low impact and low profile solar panels. The rooftop systems will be capable of generating approximately five megawatts of clean, renewable energy and offer lower costs to tenants while helping to reduce the facilities’ carbon footprint. Investments made by NJRCEV will qualify for a 30 percent federal investment tax credit. In addition, the energy produced will be eligible for Solar Renewable Energy Certificates (SRECs), which can be sold to load serving entities in New Jersey to meet their renewable energy requirements. Additional return on investment will be provided by power purchase agreement payments from tenants.
Additionally, NJR Home Services (NJRHS) has over 100 leases signed for its residential solar leasing program launched earlier this year. The program is making solar energy accessible and affordable for homeowners, who are not responsible for the costs of installation or maintenance over the 20-year lease. Monthly fees are fixed over the life of the lease at approximately $52 per month. The average customer will save about $100 on monthly electricity costs. NJRHS expects to invest up to $4 million in this program in fiscal 2010. Just as in the NJRCEV agreements, NJRHS qualifies for 30 percent federal investment tax credit and will generate SRECs. NJRHS may also be eligible for any rebates available from New Jersey’s Clean Energy Program.
•	Midstream Assets Continue Growth
Net income from Midstream Assets in the third-quarter of fiscal 2010 was $1.8 million compared with $940,000 over the same period last year. Year-to-date quarter earnings in fiscal 2010 were $5.2 million, compared with $2.1 million in fiscal 2009. Both increases are due to earnings from Steckman Ridge, a 12 billion cubic feet working gas storage facility located in Southwestern Pennsylvania, which began generating storage revenues when it became commercially operational during the third quarter of fiscal 2009.
•	NJR Energy Services Reports Higher Quarterly Results
NJR Energy Services (NJRES), NJR’s wholesale energy subsidiary, reported net financial earnings for the third quarter of fiscal 2010 of $3.3 million compared with a loss of $4.5 million in the same period last year. For the nine-month period ending June 30, 2010, net financial earnings were $29.3 million compared with $36 million in the same period last year. The increase in third-quarter net financial earnings is due an increase in sales volume of approximately 12.4 billion cubic feet coupled with higher average price spreads for the three-month period ended June 30, 2010, compared with the same period in the prior fiscal year.
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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

Natural gas prices have remained significantly lower than in prior years, reducing volatility in the wholesale market and causing fewer opportunities for asset optimization. As a result, NJRES is using its extensive experience managing storage and transportation assets to offer services to exploration and production (E&P) companies working in the Marcellus Shale and other regions. This allows those E&P companies to focus on their strengths, while NJRES uses its own expertise to provide comprehensive producer services once the natural gas has been extracted. NJRES currently has signed agreements to manage over 350,000 decatherms per day of natural gas production
Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather; economic conditions; NJR dependence on operating subsidiaries; demographic changes in NJNG’s service territory; rate of customer growth; volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services operations and the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company; the impact of volatility in the credit markets that would result in the increased cost and/or limit the availability of credit at NJR to fund and support physical gas inventory purchases and other working capital needs at NJRES, and all other non-regulated subsidiaries, as well as negatively affect cost and access to the commercial paper market and other short-term financing markets by NJNG to allow it to fund its commodity purchases, capital expenditures and meet its short-term obligations as they come; the company’s ability to comply with debt covenants; continued failures in the market for auction rate securities; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial market, and the impacts associated with the Patient Protection and Affordable Care Act; the ability to maintain effective internal controls; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risk, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the company’s ability to obtain governmental approvals and/or financing for the construction, development and operation of its non-regulated energy investments; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives; risks associated with the management of the company’s joint ventures and partnerships; the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintain NJNG’s natural gas transmission and distribution system; dependence on third-party storage and transportation facilities for natural gas supply; operational risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas; the regulatory and pricing policies of federal and state regulatory agencies; the cost of compliance with present and future environmental law, including potential climate change-related legislation; the ultimate
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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

outcome of pending regulatory proceedings, the disallowance of recovery of environmental-related expenditures and other regulatory changes; and environmental-related and other litigation and other uncertainties. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.
Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.
Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.
About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides reliable energy and natural gas services including transportation, distribution, and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of nearly 2.3 Bcf/day of transportation capacity and more than 50 Bcf of storage capacity; and provides appliance installation, repair and contract service to approximately 148,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.
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NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

Reconciliation of Non-GAAP Performance Measures
NEW JERSEY RESOURCES
A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2010	2009	2010	2009
Net (loss) income	($10,177)	($14,155)	$115,942	$46,105
Add:
Unrealized loss on derivative instruments and related transactions, net of taxes	15,886	6,981	3,936	39,557
Effects of economic hedging related to natural gas, net of taxes	5,878	8,420	(16,867)	20,490

Net financial earnings	$11,587	$1,246	$103,011	$106,152

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,239	42,049	41,424	42,175
DILUTED	41,239	42,049	41,703	42,547

Basic net financial (loss) earnings per share	$0.28	$0.03	$2.49	$2.52

ENERGY SERVICES
The following table is a computation of financial margin at Energy Services:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2010	2009	2010	2009
Operating revenues	$364,800	$283,439	$1,207,166	$1,219,296
Less: Gas purchases	393,166	313,395	1,125,160	1,230,061
Add:
Unrealized loss on derivative instruments and related transactions	26,068	11,612	2,833	47,777
Effects of economic hedging related to natural gas inventory	10,245	13,057	(26,641)	32,854

Financial margin (loss)	$7,947	($5,287)	$58,198	69,866

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2010	2009	2010	2009
Operating (loss) income	($31,721)	($35,033)	$70,674	($25,097)
Add:
Operation and maintenance expense	3,268	4,703	10,246	12,931
Depreciation and amortization	37	51	136	153
Other taxes	50	323	950	1,248

Subtotal — Gross margin (loss)	($28,366)	(29,956)	$82,006	(10,765)
Add:
Unrealized loss on derivative instruments and related transactions	26,068	11,612	2,833	47,777
Effects of economic hedging related to natural gas inventory	10,245	13,057	(26,641)	32,854

Financial margin (loss)	$7,947	($5,287)	$58,198	$69,866

NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

ENERGY SERVICES (continued)
A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2010	2009	2010	2009
Net (loss) income	($18,823)	($20,170)	$44,262	($13,828)
Add:
Unrealized loss on derivative instruments and related transactions, net of taxes	16,281	7,266	1,952	29,315
Effects of economic hedging related to natural gas, net of taxes	5,878	8,420	(16,867)	20,490

Net financial earnings (loss)	$3,336	($4,484)	$29,347	$35,977

Retail and Other
A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2010	2009	2010	2009
Net income (loss)	$725	$941	($3,481)	($10,982)
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(411)	(285)	1,840	10,242

Net financial earnings (loss)	$314	$656	($1,641)	($740)

NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2010	2009	2010	2009
OPERATING REVENUES
Utility	$105,130	$148,826	$794,311	$958,995
Nonutility	374,764	292,226	1,213,475	1,220,877

Total operating revenues	479,894	441,052	2,007,786	2,179,872

OPERATING EXPENSES
Gas purchases
Utility	47,665	87,169	478,719	631,712
Nonutility	393,126	313,318	1,114,842	1,227,783
Operation and maintenance	37,077	38,436	110,386	112,209
Regulatory rider expenses	6,160	6,280	41,017	40,585
Depreciation and amortization	8,136	7,880	23,936	22,749
Energy and other taxes	6,516	11,739	50,275	67,353

Total operating expenses	498,680	464,822	1,819,175	2,102,391

OPERATING (LOSS) INCOME	(18,786)	(23,770)	188,611	77,481
Other income	1,311	1,179	3,458	3,095
Interest expense, net	5,238	5,187	15,946	15,953

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(22,713)	(27,778)	176,123	64,623
Income tax (benefit) provision	(11,368)	(12,146)	64,819	21,296
Equity in earnings of affiliates, net of tax	1,168	1,477	4,638	2,778

NET (LOSS) INCOME	($10,177)	($14,155)	$115,942	$46,105

(LOSS) EARNINGS PER COMMON SHARE
BASIC	($0.25)	($0.34)	$2.80	$1.09
DILUTED	($0.25)	($0.34)	$2.78	$1.08

DIVIDENDS PER COMMON SHARE	$0.34	$0.31	$1.02	$0.93

AVERAGE SHARES OUTSTANDING
BASIC	41,239	42,049	41,424	42,175
DILUTED	41,239	42,049	41,703	42,547

NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2010	2009	2010	2009
Operating Revenues
Natural Gas Distribution	$105,130	$148,826	$802,358	$958,995
Energy Services	364,800	283,439	1,207,166	1,219,296
Midstream Assets	—	—	—	—
Retail and Other	10,058	8,832	19,803	3,828

Sub-total	479,988	441,097	2,029,327	2,182,119

Eliminations	(94)	(45)	(21,541)	(2,247)

Total	$479,894	$441,052	$2,007,786	$2,179,872

Operating Income (Loss)
Natural Gas Distribution	$11,114	$9,709	$120,798	$121,426
Energy Services	(31,721)	(35,033)	70,674	(25,097)
Midstream Assets	(138)	(107)	(590)	(330)
Retail and Other	1,209	1,577	(5,068)	(18,702)

Sub-total	(19,536)	(23,854)	185,814	77,297

Eliminations	750	84	2,797	184

Total	($18,786)	($23,770)	$188,611	$77,481

Equity in Earnings of Affiliates
Midstream Assets	$2,538	$2,295	$10,261	$4,539

Sub-total	2,538	2,295	10,261	4,539

Eliminations	(557)	190	(2,376)	104

Total	$1,981	$2,485	$7,885	$4,643

Net Income (Loss)
Natural Gas Distribution	$6,109	$4,134	$70,087	$68,796
Energy Services	(18,823)	(20,170)	44,262	(13,828)
Midstream Assets	1,828	940	5,218	2,119
Retail and Other	725	941	(3,481)	(10,982)

Sub-total	(10,161)	(14,155)	116,086	46,105

Eliminations	(16)	0	(144)	0

Total	($10,177)	($14,155)	$115,942	$46,105

Net Financial Earnings (Loss)
Natural Gas Distribution	$6,109	$4,134	$70,087	$68,796
Energy Services	3,336	(4,484)	29,347	35,977
Midstream Assets	1,828	940	5,218	2,119
Retail and Other	314	656	(1,641)	(740)

Total	$11,587	$1,246	$103,011	$106,152

Throughput (Bcf)
NJNG, Core Customers	8.8	9.5	57.9	60.6
NJNG, Off System/Capacity Management	16.1	13.6	60.2	45.9
NJRES Fuel Mgmt. and Wholesale Sales	90.6	80.6	255.0	234.6

Total	115.5	103.7	373.1	341.1

Common Stock Data
Yield at June 30	3.9%	3.3%	3.9%	3.3%
Market Price
High	$39.01	$37.57	$39.01	$42.37
Low	$34.07	$30.79	$33.49	$21.90
Close at June 30	$35.20	$37.04	$35.20	$37.04
Shares Out. at June 30	41,201	41,950	41,201	41,950
Market Cap. at June 30	$1,450,275	$1,553,828	$1,450,275	$1,553,828

NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

NATURAL GAS DISTRIBUTION

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2010	2009	2010	2009
Utility Gross Margin
Operating revenues	$105,130	$148,826	$802,358	$958,995
Less:
Gas purchases	48,401	87,169	492,489	631,712
Energy and other taxes	4,738	9,830	43,955	61,208
Regulatory rider expense	6,183	6,280	41,103	40,585

Total Utility Gross Margin	$45,808	$45,547	$224,811	$225,490

Utility Gross Margin and Operating Income
Residential	$28,556	$28,488	$150,384	$150,235
Commercial, Industrial & Other	8,530	9,051	38,202	40,398
Firm Transportation	6,613	5,987	28,573	24,838

Total Firm Margin	43,699	43,526	217,159	215,471
Interruptible	103	81	265	236

Total System Margin	43,802	43,607	217,424	215,707

Off System/Capacity Management/FRM/Storage Incentive	2,006	1,940	7,387	9,783

Total Utility Gross Margin	45,808	45,547	224,811	225,490

Operation and maintenance expense	25,856	27,351	77,551	79,137
Depreciation and amortization	7,939	7,668	23,321	22,120
Other taxes not reflected in gross margin	899	819	3,141	2,807

Operating Income	$11,114	$9,709	$120,798	$121,426

Throughput (Bcf)
Residential	4.6	5.8	37.5	40.5
Commercial, Industrial & Other	0.9	1.2	7.6	9.1
Firm Transportation	1.3	1.5	9.0	8.4

Total Firm Throughput	6.8	8.5	54.1	58.0
Interruptible	2.0	1.0	3.8	2.6

Total System Throughput	8.8	9.5	57.9	60.6

Off System/Capacity Management	16.1	13.6	60.2	45.9

Total Throughput	24.9	23.1	118.1	106.5

Customers
Residential	439,659	439,442	439,659	439,442
Commercial, Industrial & Other	26,957	28,837	26,957	28,837
Firm Transportation	24,052	18,892	24,052	18,892

Total Firm Customers	490,668	487,171	490,668	487,171
Interruptible	45	44	45	44

Total System Customers	490,713	487,215	490,713	487,215

Off System/Capacity Management*	52	29	52	29

Total Customers	490,765	487,244	490,765	487,244

*	The number of customers represents those active during the last month of the period.

Degree Days
Actual	338	475	4,338	4,753
Normal	561	563	4,706	4,707

Percent of Normal	60.2%	84.4%	92.2%	101.0%

NEW JERSEY RESOURCES REPORTS STRONG FISCAL 2010 THIRD-QUARTER
NET FINANCIAL EARNINGS; REAFFIRMS EARNINGS GUIDANCE

ENERGY SERVICES

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer)	2010	2009	2010	2009
Operating Revenues	$364,800	$283,439	$1,207,166	$1,219,296
Gas Purchases	393,166	313,395	1,125,160	1,230,061

Gross (Loss) Margin	(28,366)	(29,956)	82,006	(10,765)
Operation and maintenance expense	3,268	4,703	10,246	12,931
Depreciation and amortization	37	51	136	153
Energy and other taxes	50	323	950	1,248

Operating (Loss) Income	($31,721)	($35,033)	$70,674	($25,097)

Net (Loss) Income	($18,823)	($20,170)	$44,262	($13,828)

Financial Margin (Loss)	$7,947	($5,287)	$58,198	$69,866

Net Financial Earnings (Loss)	$3,336	($4,484)	$29,347	$35,977

Gas Sold and Managed (Bcf)	90.6	80.6	255.0	234.6

MIDSTREAM ASSETS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
Equity in Earnings of Affiliates	$2,538	$2,295	$10,261	$4,539

Operations and Maintenance Expense	$137	$107	$586	$321

Interest Expense	$380	$882	$2,037	$946

Net Income	$1,828	$940	$5,218	$2,119

RETAIL AND OTHER

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
Operating Revenues	$10,058	$8,832	$19,803	$3,828

Operating Income (Loss)	$1,209	$1,577	($5,068)	($18,702)

Net Income (Loss)	$725	$941	($3,481)	($10,982)

Net Financial Earnings (Loss)	$314	$656	($1,641)	($740)

Total Customers at June 30, 2010	147,893	145,398	147,893	145,398

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